Exhibit 3.1

ARTICLES OF INCORPORATION

OF

PIONEER GREEN FARMS, INC.

The undersigned, Michael Donaghy, whose address is 600 8th Avenue, West, Suite 303, Palmetto, FL 34221 being at least 18 years of age, acting as sole incorporator, does hereby form a corporation under the Business Corporation Laws of the State of Florida having the following Charter:

ARTICLE I

NAME

NAME. The name of the corporation is Pioneer Green Farms, Inc. (hereinafter referred to as the "Corporation").

ARTICLE II

DURATION

DURATION. The period of duration of the existence of the Corporation is perpetual.

ARTICLE III

PURPOSE; EFFECTIVE DATE

PURPOSE AND EFFECTIVE DATE. The purpose of the Corporation is to engage in any activity as may be permitted under the applicable laws of the United States, the State of Florida and the several states and to engage in any other lawful activity or business for which a corporation may be incorporated under the Florida General Corporation Law (the "FGCL.") The Corporation shall have all of the general powers of a corporation as provided by the FGCL. These Articles of Incorporation ("Articles") shall become effective upon the date that they are accepted by the Florida Department of State, Division of Corporations (“Department”) for record.

ARTICLE IV

PRINCIPAL OFFICE; REGISTERED OFFICE

PRINCIPAL OFFICE. The address of the principal office of the Corporation in the State of Florida, until such time as the Board of Directors shall direct the establishment of a different principal office in compliance with the Corporation's Bylaws (the "Bylaws") and applicable Florida law is 600 8th Avenue, West, Suite 303, Palmetto, FL 34221. The address of the Registered Agent is 600 8th Avenue, West, Suite 303, Palmetto, FL 34221 and the name of the Registered Agent at such address is Michael Donaghy.

ARTICLE V

CAPITAL STOCK

CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is One Hundred Million Shares (100,000,000) common stock, $0.00001 par value per share (hereinafter the "Common Stock"). The Board of Directors shall have the authority to establish series of unissued shares of any class of capital stock by fixing and determining the number, designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such number, designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation. Except to the extent required by governing law, the shares of capital stock may be issued from time to time by resolution of the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore, which capital stock, unless otherwise stated herein, shall constitute authorized but unissued shares and may then be issued by the Corporation as set forth herein.

A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

COMMON STOCK. Except as provided in this Article V (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the payment or provision for payment of the Corporation's debts and liabilities and after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

Prior to the issuance of any shares of a series of capital stock established by resolution adopted by the Board of Directors, if such issuance is the first issuance of shares of such series since the resolution was adopted, the Corporation shall file with the Department for record articles of amendment as required by the FGCL. Upon the filing of such articles of amendment with the Department, the resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof shall become an amendment of these Articles.

ARTICLE VI

NO PREEMPTIVE RIGHTS

NO PREEMPTIVE RIGHTS. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional issue of equity or debt of any class or series whatsoever, of the Corporation, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

ARTICLE VII

BOARD OF DIRECTORS

DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The current number of directors of the Corporation is three (3). The names and address of the directors, who shall act until the first annual meeting of stockholders or until their successor(s) are duly chosen or qualified, are: Michael, Donaghy, Dave Glaser, Robert Turner. The business address of the member of the Board of Directors of the Corporation is 600 8th Avenue, West, Suite 303, Palmetto, FL 34221.

Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined by resolution of the majority of the entire Board of Directors as provided in the Corporation's Bylaws, as may be amended from time to time, provided, however, that the number of directors shall not be less than one (1) nor greater than nine (9). Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. No holder of the capital stock of the Corporation shall be permitted to cumulate his votes in the election of directors.

A. CLASSIFICATION AND TERM. The Board of Directors, other than those directors who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, may, by resolution of the majority of the Board of Directors be divided into two or three classes as nearly equal in number as possible, each class having not less than two directors, with one class to be elected annually, as set forth in the Bylaws of the Corporation. The terms of all of the current directors shall expire at the annual meeting of stockholders to be held in 2021 and, unless the Board is divided into classes as permitted hereby, all Directors shall be elected annually.

B. VACANCIES. Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors or otherwise, shall be filled by a majority vote of the Board of Directors though less than a quorum of the Board of Directors, or by a sole remaining director, and any director so chosen shall be elected until the next succeeding annual meeting of stockholders, and until such director's successor shall have been elected and qualified. Whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of these Articles of Amendment, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of increase in the number of such directors shall be filled by the affirmative vote of a majority vote of the Board of Directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and any director so chosen shall be elected until the next succeeding annual meeting of stockholders such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

C. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (i) by the Board of Directors, if by order of court he has been found to be of unsound mind, or if he is adjudicated bankrupt, or if, within sixty (60) days from the date of his election he does not qualify as a director by accepting in writing his election or by acting at a meeting of directors, or (ii) with or without cause by an affirmative vote of not less than two-thirds of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors by the provisions of these Articles or any amendment or supplement thereto, only the holders of shares of that class or series of capital stock shall be entitled to vote for or against the removal of any director elected by the holders of the shares of that class or series. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

D. NOMINATIONS OF DIRECTORS. Nominations of candidates for election as directors of the Corporation at any annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors, or (ii) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article VII.D. shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article VII.D. shall be provided for use at the annual meeting.

Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article VII.D. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than (i) with respect to an election to be held at any annual meeting of stockholders of the Corporation, (a) for the first such annual meeting after the filing of these Articles the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (b) thereafter, sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A (or any successors of such items); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual or special meeting of stockholders shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article VII.D. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article VII.D. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article VII.D. in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Article VII.D. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article VII.D. If the presiding officer determines that a nomination was made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing, and except as otherwise required by law or by further articles of amendment of these Articles, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article VII.D. shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

E. DISCHARGE OF DUTIES. In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the Corporation's stockholders, employees, suppliers, creditors, customers, the economy of the United States of America, the communities in which offices or other establishments of the Corporation or any subsidiary are located, the long-term as well the short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and all other pertinent factors.

ARTICLE VIII

INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND

AGENTS

A. LIMITATION OF LIABILITY. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the Florida General Corporation Law as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No director who has performed his or her duties in accordance with the standard set forth in Section 607.0851 of the FGCL (or any successor provision thereto) shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that: (i) it is proved that the director actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the director is entered in a proceeding based on a finding in the proceeding that the director's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment, modification or repeal of this Article VII shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 607.0851 of the FGCL or any successor provision thereto.

C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending an action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with the deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation, and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

D. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, a court of competent jurisdiction determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 607-0831 of the FGCL or any successor thereto.

E. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the FGCL.

F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ARTICLE IX

MEETINGS OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS

A. SPECIAL MEETINGS OF STOCKHOLDERS. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors, (ii) the Chairman of the Board, (iii) the President, or (iv) the holders of not less than 50 percent of all votes outstanding and entitled to be cast on any issue proposed to be considered at such special meeting. A request for a special meeting of stockholders by stockholders of the Corporation shall state the purpose of the meeting and the matters proposed to be acted on. The Secretary of the Corporation shall inform the stockholders who make the request for the special meeting of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of such costs to the Corporation, the Secretary shall notify each stockholder entitled to notice of the special meeting.

B. ACTION WITHOUT A MEETING. Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, and both are filed with the Secretary of the Corporation as part of the corporate records.

C. STOCKHOLDER PROPOSALS. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article IX.C.

Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article IX.C. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation (a) for the first such annual meeting after the filing of these Articles of Amendment, at the close of business on the tenth day following the date on which notice of such meeting is first given to stock-holders, and (b) thereafter not less than sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article IX.C. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article IX.C. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article IX.C. in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article IX.C. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article IX.C. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

ARTICLE X

AMENDMENT OF ARTICLES OF INCORPORATION AND REGULATIONS

A. ARTICLES OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted and declared advisable by the affirmative vote of a majority of the directors then in office, and thereafter is approved, at an annual or special meeting, by the holders of two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon, provided that, notwithstanding anything contained in these Articles to the contrary, (i) the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of 75 percent of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least 75 percent of the total outstanding shares entitled to vote thereon, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI (relating to preemptive rights), VII (relating to the Board of Directors), VIII (relating to indemnification), IX (relating to meetings of stockholders), and this Article X.

B. BYLAWS. The stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation pursuant to Section 607-0206 of the FGCL or any successor thereto.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Florida, do make, file and record the Charter, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this ____ day of January 2021.

Michael Donaghy, Incorporator

CONSENT OF REGISTERED AGENT

OF

PIONEER GREEN FARMS, INC.

I, Michael Donaghy, with an address at 600 8th Avenue, West, Suite 303, Palmetto, FL 34221 do hereby consent to serve as Registered Agent of Pioneer Green Farms, Inc.

Signed this ___ day of January 2021.

Michael Donaghy

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